SPORTS & RECREATION, INC.

EXHIBIT 10
BANK CREDIT AGREEMENT

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                      among
                            SPORTS & RECREATION, INC.
                                  as Borrower,
                                       AND
                  THE SUBSIDIARIES OF SPORTS & RECREATION, INC.
                                 as Guarantors,
                                       AND
                         THE LENDERS IDENTIFIED HEREIN,
                                       AND
                             BARNETT BANK OF TAMPA,
                             as Administrative Agent
                                       AND
                           NATIONSBANK, N.A. (SOUTH),
                             as Documentation Agent
                            DATED AS OF JUNE 4, 1996

                                TABLE OF CONTENTS

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

 1.1 Definitions............................................................. 1
 1.2 Computation of Time Periods and Other Definitional Provisions.......... 20
 1.3 Accounting Terms....................................................... 20

                                    SECTION 2

                                CREDIT FACILITIES

 2.1 Revolving Loans........................................................ 21
 2.2 Letter of Credit Subfacility.................................  ........ 23

                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

 3.1 Interest............................................................... 28
 3.2 Place and Manner of Payments........................................... 29
 3.3 Prepayments............................................................ 29
 3.4 Fees................................................................... 31
 3.5 Payment in full at Maturity............................................ 31
 3.6 Computations of Interest and Fees...................................... 32
 3.7 Pro Rata Treatment..................................................... 32
 3.8 Sharing of Payments.................................................... 33
 3.9 Capital Adequacy....................................................... 34
 3.10 Inability To Determine Interest Rate.................................. 34
 3.11 Illegality............................................................ 35
 3.12 Requirements of Law................................................... 35
 3.13 Taxes................................................................. 36
 3.14 Indemnity............................................................. 38

                                    SECTION 4

                                    GUARANTY

 4.1 Guaranty of Payment.................................................... 39
 4.2 Obligations Unconditional.............................................. 39
 4.3 Modifications.......................................................... 40
 4.4 Waiver of Rights....................................................... 40
 4.5 Reinstatement.......................................................... 41
 4.6 Remedies............................................................... 41
 4.7 Limitation of Guaranty................................................. 41

                                    SECTION 5

                              CONDITIONS PRECEDENT

 5.1 Closing Conditions..................................................... 42
 5.2 Conditions to All Extensions of Credit................................. 46


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

 6.1 Financial Condition.................................................... 46
 6.2 No Material Change..................................................... 47
 6.3 Organization and Good Standing......................................... 47
 6.4 Due Authorization...................................................... 47
 6.5 No Conflicts........................................................... 47
 6.6 Consents............................................................... 47
 6.7 Enforceable Obligations................................................ 48
 6.8 No Default............................................................. 48
 6.9 Ownership.............................................................. 48
 6.10 Indebtedness.......................................................... 48
 6.11 Litigation............................................................ 48
 6.12 Taxes................................................................. 48
 6.13 Compliance with Law................................................... 48
 6.14 ERISA................................................................. 48
 6.15 Subsidiaries.......................................................... 50
 6.16 Use of Proceeds; Margin Stock......................................... 50
 6.17 Government Regulation................................................. 50
 6.18 Environmental Matters................................................. 50
 6.19 Intellectual Property................................................. 52
 6.20 Solvency.............................................................. 52
 6.21 Investments........................................................... 52
 6.22 Location of Collateral................................................ 52
 6.24 Licenses, etc......................................................... 52
 6.25 No Burdensome Restrictions............................................ 53
 6.26 Collateral Documents.................................................. 53

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

 7.1 Information Covenants.................................................. 53
 7.2 Financial Covenants.................................................... 57
 7.3 Preservation of Existence and Franchises............................... 57
 7.4 Books and Records...................................................... 57

 7.5 Compliance with Law.................................................... 57
 7.6 Payment of Taxes and Other Indebtedness................................ 58
 7.7 Insurance.............................................................. 58
 7.8 Maintenance of Property................................................ 59
 7.9 Performance of Obligations............................................. 59
 7.10 Collateral............................................................ 59
 7.11 Use of Proceeds....................................................... 59
 7.12 Audits/Inspections.................................................... 59
 7.13 Additional Credit Parties............................................. 60
 7.14 Interest Rate Protection Agreements................................... 60

                                    SECTION 8

                               NEGATIVE COVENANTS

 8.1 Indebtedness........................................................... 62
 8.2 Liens.................................................................. 62
 8.3 Nature of Business..................................................... 63
 8.4 Consolidation and Merger............................................... 63
 8.5 Sale or Lease of Assets................................................ 63
 8.6 Sale Leasebacks........................................................ 64
 8.7 Advances, Investments and Loans........................................ 64
 8.8 Dividends.............................................................. 64
 8.9 Transactions with Affiliates........................................... 64
 8.10 Fiscal Year; Organizational Documents................................. 65
 8.11 Subordinated Debt..................................................... 65
 8.12 Limitations........................................................... 65
 8.13 Negative Pledges...................................................... 65
 8.14 Capital Expenditures.................................................. 65

                                    SECTION 9

                                EVENTS OF DEFAULT

 9.1 Events of Default...................................................... 65
 9.2 Acceleration; Remedies................................................. 68
 9.3 Allocation of Payments After Event of Default.......................... 69

                                   SECTION 10

                                AGENCY PROVISIONS

 10.1 Appointment........................................................... 70
 10.2 Delegation of Duties.................................................. 71
 10.3 Exculpatory Provisions................................................ 71

 10.4 Reliance on Communications............................................ 71
 10.5 Notice of Default..................................................... 72
 10.6 Non-Reliance on Agents and Other Lenders.............................. 72
 10.7 Indemnification....................................................... 72
 10.8 Agents in Their Individual Capacity................................... 73
 10.9 Successor Agent....................................................... 73

                                   SECTION 11

                                  MISCELLANEOUS

 11.1 Notices............................................................... 73
 11.2 Right of Set-Off...................................................... 73
 11.3 Benefit of Agreement.................................................. 74
 11.4 No Waiver; Remedies Cumulative........................................ 76
 11.5 Payment of Expenses; Indemnification.................................. 76
 11.6 Amendments, Waivers and Consents...................................... 77
 11.7 Counterparts.......................................................... 78
 11.8 Headings.............................................................. 78
 11.9 Defaulting Lender..................................................... 78
 11.10 Survival............................................................. 78
 11.11 Governing Law; Jurisdiction.......................................... 78
 11.12 Waiver of Jury Trial................................................. 79
 11.13 Time................................................................. 79
 11.14 Severability......................................................... 79
 11.15 Entirety............................................................. 79
 11.16 Binding Effect....................................................... 79
 11.17 Confidentiality...................................................... 80

SCHEDULES


Schedule 1.1(a)            Commitment Percentages
Schedule 1.1(b)            Eligible Real Estate
Schedule 5.1(g)            Mortgaged Properties and Leasehold Properties
Schedule 6.10              Indebtedness
Schedule 6.11              Litigation
Schedule 6.15              Subsidiaries
Schedule 6.18              Environmental Matters
Schedule 6.19              Intellectual Property
Schedule 6.22(a)           Real Property Locations
Schedule 6.22(b)           Personal Property Locations
Schedule 6.22(c)           Chief Executive Offices
Schedule 7.7               Insurance
Schedule 8.2               Liens
Schedule 8.7               Investments
Schedule 11.1              Notices



EXHIBITS


Exhibit 2.1(b)             Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Notice of Continuation/Conversion
Exhibit 2.1(g)             Form of Revolving Loan Note
Exhibit 7.1(c)             Form of Borrowing Base Certificate
Exhibit 7.1(d)             Form of Officer's Certificate
Exhibit 7.13               Form of Joinder Agreement
Exhibit 11.3               Form of Assignment Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of June 4, 1996 among SPORTS & RECREATION, INC., a Delaware corporation ("Borrower"), each of Borrower's Subsidiaries (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), BARNETT BANK OF TAMPA, as Administrative Agent for the Lenders and NATIONSBANK, N.A. (SOUTH), as Documentation Agent for the Lenders.

                                    RECITALS

     WHEREAS, Borrower is currently a party to that certain Credit Agreement, dated as of November 10, 1994, between the Borrower, the lenders named therein, Barnett Bank of Tampa, as Managing Agent and L/C Issuer and NationsBank of Florida, National Association as Documentation Agent and Co-Managing Agent (as amended, the "Existing Credit Agreement");

     WHEREAS, Borrower is currently a party to that certain Participation Agreement, dated as of May 10, 1995, among the Borrower as Construction Agent and as Lessee, First Security Bank of Utah, N.A., as Owner Trustee, NationsBank of Florida, N.A., as a holder and NationsBank of Florida, N.A. as Administrative Agent for the Lenders (such agreement, together with the other documents and instruments executed and delivered in connection therewith, the "Existing TROL");

     WHEREAS, Borrower wishes to terminate the Existing Credit Agreement and the Existing TROL and instead enter into a $285 million revolving credit facility; and

     WHEREAS, the Lenders party hereto have agreed to make the requested revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth.


     NOW,  THEREFORE,  IN  CONSIDERATION  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

     "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

     "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

     "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

     "Administrative Agent" means Barnett Bank of Tampa (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

     "Agents" mean the Administrative Agent, the Documentation Agent and the Collateral Agent and any successors and assigns in such capacity.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable   Percentage"  means  the  appropriate  applicable  percentages corresponding to the Senior Debt to Capitalization Ratio in effect as of the most recent Calculation Date as shown below:

                           Applicable       Applicable    Applicable Percentage
Pricing  Senior Debt to  Percentage For    Percentage For     For Letter of
 Level   Capitalization  Eurodollar Loans  Base Rate Loans      Credit Fee
======= --------------- ----------------- ----------------  ===================

  I      #.35 to 1.0          1.25%             .25%              1.25%
======= --------------- ----------------- ---------------- ====================

  II    #.40 to 1.0 but       1.50%             .50%              1.50%
        > .35 to 1.0
======= --------------- ----------------- ---------------- ====================

  III   #.45 to 1.0 but       1.75%             .75%              1.75%
        > .40 to 1.0
======= --------------- ----------------- ---------------- ====================

  IV    #.50 to 1.0 but       2.00%             1.00%             2.00%
        > .45 to 1.0
======= --------------- ----------------- ---------------- ====================

   V    #.55 to 1.0 but       2.25%             1.25%             2.25%
        > .50 to 1.0
======= =============== ================= ================ ====================

  VI    > .55 to 1.0          2.50%             1.50%             2.50%
======= =============== ================= ================ ====================

     The Applicable Percentage for Revolving Loans and the Letter of Credit Fee shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(d); provided that the initial Applicable Percentage for Revolving

Loans and the Letter of Credit Fee shall be based on Pricing Level IV (as shown above) and shall remain at Pricing Level IV until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the then current Senior Debt to Capitalization Ratio; and provided further that once during each fiscal year the Borrower shall have the right to provide an officer's certificate with the delivery of its monthly financial statements pursuant to Section 7.1(c) (the "Extra Calculation Date") and the Applicable Percentage for Revolving Loans and Letter of Credit Fee shall adjust on such Extra Calculation Date; and provided further that if the Borrower fails to provide the officer's certificate required by Section 7.1(d) on or before the most recent Calculation Date, the Applicable Percentage for Revolving Loans and the Letter of Credit Fee from such Calculation Date shall be based on Pricing Level VI until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Senior Debt to Capitalization Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date (or, if applicable, from the Extra Calculation Date to the next Calculation Date). Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

     "Asset Disposition" means the disposition of any or all of the assets (or the sale of the stock of a Subsidiary) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise unless permitted by the terms of Section 8.5(a), (b) and (c).

     "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

     "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

     "Borrower" means Sports & Recreation, Inc., a Delaware corporation, together with any successors and permitted assigns.

     "Borrowing Base Assets" means, at any date of determination, the sum of (a) 55% of Eligible Inventory plus (b) 65% of Eligible Real Estate plus (c) 55% of Eligible Equipment.

     "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Tampa, Florida, Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

     "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

     "Capital Expenditures" means all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capitalization" means the sum of (a) Senior Debt plus (b) Subordinated Debt plus (c) stockholders equity of the Borrower and its Subsidiaries, on a consolidated basis, as determined in accordance with GAAP.

     "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

     "Cash Flow Coverage Ratio" means the ratio of (a) EBITDAR to (b) the sum of
(i) Rent Expense plus (ii) Interest Expense plus (iii) Scheduled Funded Debt Payments.

     "Change of Control" means either of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable) or (b) a change in control (as defined in the Indenture) occurs.

     "Closing Date" means the date hereof.

     "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

     "Collateral" means all collateral referred to in and covered by the Collateral Documents.

     "Collateral Agent" means Barnett Bank of Tampa (or any successor thereto) or any successor collateral agent appointed pursuant to Section 10.9.

     "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Mortgage Documents and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the assets of the Credit Parties, including without limitation, the Mortgage Policies, UCC financing statements and trademark filings.

     "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

     "Commitment Fee Percentage" means (a) if the Senior Debt to Capitalization Ratio is less than or equal to .45 to 1.0, .375% per annum or (b) if the Senior Debt to Capitalization Ratio is greater than .45 to 1.0, .50% per annum.

     "Commitments" means the commitment of each Lender with respect to the Revolving Committed Amount.

     "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, the Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

     "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

     "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agents, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all liabilities and obligations owing from such Credit Party to any Lender, or any Affiliate of a Lender, arising under interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (collectively, "Hedging Agreements").

     "Debt Issuance" means the issuance of any Indebtedness for borrowed money by a Credit Party or any of its Subsidiaries, other than Indebtedness permitted by Section 8.1.

     "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased), (b) has failed to pay to the Agents or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

     "Documentation Agent" means NationsBank, N.A. (South) (or any successor thereto) or any successor documentation agent appointed pursuant to Section 10.9.

     "Dollars" and "$" means dollars in lawful currency of the United States of America.

     "EBITDA" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains (including any gain from the sale of property) or non-cash losses (including one-time restructuring charges taken not later than the second fiscal quarter of 1996 and not to exceed $55 million) outside of the ordinary course of business) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP.

     "EBITDAR" means, for any period, the sum of EBITDA for such period plus an amount which in the determination of Net Income for such period has been deducted for Rent Expense for such period, all as determined in accordance with GAAP.

     "Effective Date" means the date, as specified by the Documentation Agent in writing, on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans shall have been made and/or the initial Letters of Credit shall have been issued.

     "Eligible Assignee" means (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with capital of at least $500 million and with an office in the United States.

     "Eligible Equipment" means, as of any date of determination, the book value of all equipment, furniture and fixtures owned by any Credit Party but excluding any such equipment, furniture or fixtures (i) subject to a Lien other than any Lien described in clauses (a) through (d) of the definition of Permitted Liens,
(ii) not useable or saleable at prices approximating their book value in the ordinary course of business, (iii) located outside of the United States, (iv) located at a location not owned or leased by a Credit Party, (v) located at a location leased by the applicable Credit Party with respect to which the Collateral Agent shall not have received a landlord's waiver reasonably satisfactory to the Collateral Agent within 90 days from the Closing Date and
(vi) which fails to meet such other specifications and requirements as may from time to time be established by the Collateral Agent in its reasonable discretion.

     "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials and finished goods inventory owned by any Credit Party less appropriate reserves determined in accordance with GAAP, but excluding in any event (i) inventory subject to any Lien, other than any Lien described in clauses (a) through (d) of the definition of Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost in the ordinary course of the applicable Credit Party's business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States, (v) inventory located at a location not owned or leased by the applicable Credit Party, (vi) inventory located at a location leased by the applicable Credit Party with respect to which the Collateral Agent shall not have received a landlord's waiver reasonably satisfactory to the Collateral Agent within 90 days from the Closing Date, (vii) inventory which is leased or on consignment and (viii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Collateral Agent in its reasonable discretion; it being agreed that the value of Eligible Inventory shall not include any capitalized procurement costs.

     "Eligible Real Estate" means, as of any date of determination, (a) (i) from the Closing Date until 90 days subsequent to the Closing Date, the value of the real property set forth on Schedule 1.1(b) (the net book value except for such properties where a market valuation is listed) and (ii) from the date 91 days subsequent to the Closing Date and thereafter, the value attributed to each parcel of real property set forth on a revised Schedule 1.1(b) to be prepared by the Agents as described below plus (b) the market value of any other real property hereafter acquired by a Credit Party in which the Lenders have a first priority perfected Lien minus (c) the value attributed to any real property set forth on Schedule 1.1(b) that is sold or otherwise transferred by a Credit Party. The Agents shall prepare and deliver a revised Schedule 1.1(b) on the date 90 days after the Closing Date which shall include valuations for each parcel of real property (such valuations shall be based on valuations performed in connection with this transaction and to the extent such valuations are provided to the Agents in a range the Agents shall use the average of the high and low numbers of such range in preparing the revised Schedule 1.1(b)) and which shall omit any parcel of real estate in which the Agents have not received a title policy reasonably acceptable to them (including, but not limited to, failure to receive acceptable endorsements as to surveys, mechanic liens, etc.). The Borrower shall provide to the Agents a revised updated Schedule 1.1(b) to the Agents each time a parcel of real estate on Schedule 1.1(b) is sold or a parcel of real estate is purchased and a first priority perfected Lien on such real estate has been granted to the Lenders.

     "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

     "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water

Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

     "Equity Issuance" means any issuance by the Borrower to any Person (other than a member of senior management of the Borrower) of (a) shares of its capital stock or other equity interests, (b) any shares of its capital stock or other equity interests pursuant to the exercise of options or warrants or (c) any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

     "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                  Eurodollar Rate =      London Interbank Offered Rate
                                         ---------------------------------
                                         1 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default"  means any of the events or  circumstances  described in
Section 9.1.

     "Exchange Act" means the Securities  Exchange Act of 1934, as amended,  and
the  rules  and  regulations  promulgated  thereunder,  as  amended,   modified,
succeeded or replaced from time to time.

     "Existing Letters of Credit" means those letters of credit issued under the Existing Credit Agreement that are outstanding on the Effective Date.

     "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

     "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means that certain letter agreement, dated as of April 19, 1996, between the Agents and the Borrower, as amended, modified, supplemented or replaced from time to time.

     "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Credit Parties and their Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Credit Parties and their Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregated Indebtedness only such other obligation shall be included), (e) all Guaranty Obligations of the Credit Parties and their Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of the Credit Parties and their Subsidiaries whether or not such Funded Debt has been assumed by a Credit Party or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent a Credit Party or one of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 0.

     "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantor" means each of the Subsidiaries of the Borrower and each Additional Credit Party which has executed a Joinder Agreement, together with their successors and assigns.

     "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

     "Hedging Agreements" has the meaning set forth in the definition of Credit Party Obligations.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all
Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

     "Indenture" means that certain Indenture, dated as of November 4, 1993, among Sports & Recreation, Inc. as issuer, and Barnett Banks Trust Company, National Association, as trustee, as the same may be modified, supplemented or amended from time to time.

     "Interest Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP.

     "Interest Payment Date" means (a) as to Base Rate Loans, each January 1, April 1, July 1 and October 1 and on the Revolving Loan Maturity Date and (b) as to Eurodollar Loans, on the last day of each applicable Interest Period and on the Revolving Loan Maturity Date and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the date three months from the beginning of the Interest Period and each three months thereafter.

     "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

     "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

     "Issuing Lender" means Barnett Bank of Tampa.

     "Issuing Lender Fees" has the meaning set forth in Section 3.4(b).

     "Joinder Agreement" means a Joinder Agreement  substantially in the form of
Exhibit 7.13.

     "Leasehold  Mortgaged  Properties"  has the  meaning  set forth in  Section
5.1(h).

     "Leasehold Mortgages" has the meaning set forth in Section 5.1(h).

     "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

     "Letter of Credit" means a Letter of Credit issued for the account of a Credit Party by the Issuing Lender pursuant to Section 2.2, as such Letter of Credit may be amended, modified, extended, renewed or replaced.

     "Letter  of Credit  Fee" shall have the  meaning  assigned  to such term in
Section 3.4(b).

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

     "Loan" or "Loans" means the Revolving  Loans (or a portion of any Revolving
Loan), individually or collectively, as appropriate.

     "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

     "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

     "LOC Participants" means the Lenders.

     "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

     "Material Adverse Effect" means a material adverse effect on (a) the operations, financial condition, business or prospects of the Credit Parties and their Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

     "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

     "Mortgage Documents" means the Mortgages and the Leasehold Mortgages, the Mortgage Policies and such other documents and agreements executed or delivered in connection with the Real Properties.

     "Mortgage Policies" has the meaning set forth in Section 5.1(h).

     "Mortgages" has the meaning set forth in Section 5.1(h).

     "Mortgaged Properties" has the meaning set forth in Section 5.1(h).

     "Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

     "Multiple Employer Plan" means a Plan covered by Title IV of ERISA, other than a Multiemployer Plan, which any Credit Party or any of its Subsidiaries or any ERISA Affiliate and at least one employer other than a Credit Party or any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

     "Net Cash Proceeds" means the gross cash proceeds (including cash actually received (but only when received) by way of deferred payment pursuant to a promissory note, receivable, or otherwise) received from an Asset Disposition, an Equity Issuance or a Debt Issuance net of (a) transaction costs payable to third parties and (b) a good faith estimate of the taxes payable with respect to such proceeds, including, without duplication, withholding taxes and any taxes payable to a third party in connection with distribution of such proceeds from a Subsidiary of the Borrower to the Borrower.

     "Net Income" means, for any period, the net income after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Net Worth" means, as of any date, shareholders' equity or net worth of the Credit Parties and their Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

     "Non-Excluded Taxes" has the meaning set forth in Section 3.13.

     "Note"  or  "Notes"  means  the  Revolving  Loan  Notes,   individually  or
collectively, as appropriate.

     "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1(b).

     "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.1(e).

     "Operating Lease" means, as to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as an operating lease.

     "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.8.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

     "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a Capital Expenditure) acquired in the ordinary course of business, (d) Investments by one Credit Party in another Credit Party,
(e) loans to directors, officers or employees in the ordinary course of business for reasonable business expenses, not to exceed in the aggregate $500,000 at any one time; provided that no such loan may remain outstanding for longer than 18 months, (f) loans to executive management of the Borrower to purchase stock of the Borrower up to $1,000,000 in the aggregate at any one time, (g) the Investments set forth on Schedule 8.7, (h) Investments in Capital Expenditures to the extent permitted by Section 8.14 and (i) inventory acquired in the ordinary course of business.

     "Permitted Liens" means (a) Liens securing Credit Party Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
(c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under
Section 8.1(f), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the date hereof and identified on Schedule

8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date and (l) Permitted Encumbrances (as defined in any Mortgage Document).

     "Person"  means  any   individual,   partnership,   joint  venture,   firm,
corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

     "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

     "Pledge Agreements" means any Pledge Agreement executed and delivered by a Credit Party in favor of the Collateral Agent, for the benefit of the Lenders, to secure its obligations under the Credit Documents, as amended, modified, extended, renewed or replaced from time to time.

     "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Tampa, Florida (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

     "Real  Properties"  means  the  Mortgaged   Properties  and  the  Leasehold
Mortgaged Properties.

     "Regulation D, G, U, or X" means Regulation D, G, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Rent Expense" means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, all rent payable under Operating Leases, as determined in accordance with GAAP.

     "Reportable Event" means a "reportable event" as defined in Section 4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

     "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 66 2/3% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a

Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

     "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

     "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

     "Revolving Committed Amount" means TWO HUNDRED EIGHTY FIVE MILLION DOLLARS ($285,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(c).

     "Revolving Loan Maturity Date" means June 4, 1998.

     "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

     "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(g).

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

     "Scheduled Funded Debt Payments" means, as of the date of determination, for the Credit Parties and their Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal and any required prepayments on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination), excluding any payments due at maturity with respect to Indebtedness permitted by Section 8.1(c) to the extent such Indebtedness has been refinanced.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Agreements" means any security agreement executed and delivered by a Credit Party in favor of the Collateral Agent for the benefit of the Lenders to secure its obligations under the Credit Documents, as such may be amended, modified, extended, renewed, restated or replaced from time to time.

     "Senior Debt" means all Funded Debt other than the Subordinated Debt.

     "Senior Debt to Capitalization Ratio" means the ratio of (a) Senior Debt to
(b) Capitalization.

     "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subordinated Debt" means the $74,750,000 of Indebtedness evidenced by the Indenture.

     "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

     "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

     "Unused Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

     "Voting Stock" of a corporation means all classes of the capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     1.2 Computation of Time Periods and Other Definitional Provisions. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.

     1.3 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(c)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) either Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                    SECTION 2

                                CREDIT FACILITIES

     2.1 Revolving Loans.

     (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Assets and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

     (b) Method of Borrowing  for Revolving  Loans.  By no later than 11:00 a.m.
(i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing in the form of Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2;

     (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Tampa, Florida or at such other address as the Administrative Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Revolving Loans are made available to the Administrative Agent.

     No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and
(ii) from a Lender at the Federal Funds Rate.

     (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

     (e) Continuations and Conversions. Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(e), in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

     (f) Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (i) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) each Base Rate Loan shall be in a minimum amount of the lesser of $250,000 (and integral multiples of $50,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (iii) no more than six Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

     (g) Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.1(g).

     2.2 Letter of Credit Subfacility.facility.

     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party or their Subsidiaries under this Agreement), the Issuing Lender shall from time to time upon request issue (from the Effective Date to the Revolving Loan Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its Subsidiaries; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC

Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

     (c) Participations.

          (i) On the Effective Date, each LOC Participant shall automatically acquire a participation in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Credit Agreement and the other Credit Documents to be a Letter of Credit.

          (ii) Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection
(e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

     (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

     (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     (h) Responsibility of Issuing Lender. It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

     (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

     (j) Indemnification of Issuing Lender.

          (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

          (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for (except in the case of (A), (B) and (C) below if the Issuing Lender has actual knowledge to the contrary): (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

          (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

          (v) Notwithstanding anything to the contrary contained in this subsection (j), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable), as determined by a court of competent jurisdiction.


                                   SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

     3.1      Interest.

          (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

          (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Revolving Loans that are Base Rate Loans plus two percent (2%) per annum).

          (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

     3.2 Place and Manner of Payments. All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at its offices in Tampa, Florida. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

     3.3 Prepayments.

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14 and (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

          (b) Mandatory Prepayments.

               (i) Revolving Committed Amount. If at any time the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Assets, the Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

               (ii) Asset Dispositions. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Asset Disposition, the Borrower shall forward 100% of the Net Cash Proceeds of such Asset Disposition to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

               (iii) Issuances of Debt. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Debt
               Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Debt Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

               (iv) Issuances of Equity. Immediately upon receipt by a Credit Party or any of its Subsidiaries of proceeds from any Equity Issuance, the Borrower shall forward 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders as a prepayment of the Loans (to be applied as set forth in Section 3.3(c) below).

          (c) Application of Prepayments. All amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Revolving Loans and second to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(ii) shall be applied first to Revolving Loans (with a reduction in the Revolving Committed Amount of 100% of such amounts which, in total, exceed $10,000,000 during the term of this Credit Agreement) and second, to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to
     Section 3.3(b)(iii) shall be applied first to Revolving Loans (with a corresponding reduction in the Revolving Committed Amount) and second to a cash collateral account in respect of LOC Obligations. All amounts required to be paid pursuant to Section 3.3(b)(iv) shall be applied first to Revolving Loans (with a reduction in the Revolving Committed Amount of 50% of such amounts) and second to a cash collateral account in respect of LOC Obligations. Any permanent reductions in the Revolving Committed Amount pursuant to this Section 3.3(c) shall occur solely in multiples of $1,000,000. Within the parameters of the application set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

     3.4 Fees.

     (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee equal to the Commitment Fee Percentage on the Unused Commitment (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on each January 1, April 1, July 1 and October 1 (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

     (b) Letter of Credit Fees.

          (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender for the pro rata benefit of the applicable Lenders (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a fee (the "Letter of Credit Fee") equal to the Applicable Percentage for the Letter of Credit Fee on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee will be payable in arrears on each January 1, April 1, July 1 and October 1 (as well as on the Revolving Loan Maturity Date) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

          (ii) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders,
     (A) a fee equal to one-fourth of one percent (.25%) per annum on the total sum of all Letters of Credit issued by the Issuing Lender, such fee to be paid quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower (as well as on the Revolving Loan Maturity Date) and (B) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

     (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Fee Letter.

     3.5 Payment in full at Maturity. On the Revolving Loan Maturity Date, the entire outstanding principal balance of all Revolving Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

     3.6 Computations of Interest and Fees.

     (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

     (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     3.7 Pro Rata Treatment. Except to the extent otherwise provided herein:

     (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

     (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

     3.8 Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit
Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or an Agent shall fail to remit to an Agent or any other Lender an amount payable by such Lender or such Agent to such Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to such Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

     3.9 Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 Inability To Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter, and will also give prompt written notice to the Borrower when such conditions no longer exist. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans,
(b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.11 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

     3.12 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

     (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.13(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

     (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

     (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

     and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.13 Taxes.

     (a) Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to an Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to an Agent or such Lender shall be increased to the extent necessary to yield to an Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this Section 3.13 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible after requested the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and any Lender for any incremental taxes, interest or penalties that may become payable by an Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) (A) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States

     Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

          (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

     (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agents) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agents) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

     Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          (c) In connection with this transaction there may or may not be due certain documentary stamp taxes and/or intangible taxes imposed by the State of Florida (the "Florida Taxes"). In addition to (and not in limitation of) the indemnification with respect to tax liabilities set forth above, the Borrower agrees to indemnify the Agents and each Lender, their directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense or reasonable attorney fees which may accrue to or be sustained by an Agent, a Lender or their directors, officers, agents or employees on account of or arising from any claim or action raised by, filed or brought by or in the name of any Florida governmental or administrative department with respect to non-payment of the Florida Taxes against an Agent, a Lender, or any of their directors, officers, agents or employees.

     3.14 Indemnity. The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar
Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                    SECTION 4

                                    GUARANTY

     4.1 Guaranty of Payment. Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into a Hedging Agreement and the Agents the prompt payment of the Credit Party Obligations in full when due
(whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agents the timely performance of all other obligations under the Credit Documents and the Hedging Agreements. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

     4.2 Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or the Hedging Agreements, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any of the Hedging Agreements or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by any Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

     4.3 Modifications. Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4 Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party

Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5 Reinstatement. The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agents and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by an Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.6 Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other
Person  and  that,  in the  event  of such  declaration  (or such  Credit  Party
Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

     4.7 Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

                                    SECTION 5

                              CONDITIONS PRECEDENT

     5.1 Closing Conditions. The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

          (a) Executed Credit Documents. Receipt by the Agents of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance reasonably acceptable to the Agents in their sole discretion.

          (b) Corporate Documents. Receipt by the Agents of the following:

               (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

               (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

               (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Effective Date.

               (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

     (c) Financial Statements. Receipt by the Agents and the Lenders of (i) the consolidated financial statements of the Credit Parties for the year ending January 28, 1996, including balance sheets and income and cash flow statements audited by Deloitte & Touche LLP and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial position and results of operations of the Credit Parties, and are prepared in conformity with GAAP and (ii) monthly financial statements prepared by the Borrower for February 1996, March 1996 and April 1996.

     (d) Opinion of Counsel. Receipt by the Agents of an opinion, or opinions (which shall cover, among other things, authority, legality, validity, binding effect, enforceability and attachment and perfection of liens), reasonably satisfactory to the Agents, addressed to the Agents on behalf of the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

     (e) Examination. Receipt by the Agents of an independent examination, in form and substance reasonably satisfactory to the Agents, of the accounts receivable, inventory, payables, controls and systems of the Credit Parties.

     (f) Personal Property Collateral. The Collateral Agent shall have received, in form and substance reasonably satisfactory to the Collateral Agent:

          (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

          (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole
          discretion,   to  perfect  the  Lenders'   security  interest  in  the
          Collateral;

          (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent in order to perfect the Collateral Agent's security interest in the Collateral;

          (iv) all stock certificates evidencing the stock pledged to the Collateral Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

          (v) all instruments and chattel paper in the possession of a Credit Party, as required by the Security Agreements, together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral; and

          (vi) at the request of the Collateral Agent, copies of the Assigned Agreements, together with assignments and third party consents as may be necessary or appropriate to perfect the Lenders' security interest in such Assigned Contracts.

     (g) Real Property Collateral. The Collateral Agent shall have received, in form and substance reasonably satisfactory to the Collateral Agent:

          (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(g) (each a "Mortgaged Property" and collectively the "Mortgaged Properties"), together with such UCC-1 financing statements as the Collateral Agent shall deem appropriate with respect to each such Mortgaged Property;

          (ii) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Leasehold Mortgage" and collectively the "Leasehold Mortgages") encumbering the leasehold interest of any of the Credit Parties in each leasehold estate set forth on Schedule 5.1(h) (each a "Leasehold Mortgaged Property" and collectively the "Leasehold Mortgaged Properties"), together with such UCC-1 financing statements (or equivalent instruments) as the Collateral Agent shall deem appropriate with respect to such Leasehold Mortgaged Properties and evidence that each leasehold estate set forth on Schedule 5.1(h) is in the name of a Credit Party; provided that the Collateral Agent shall not file any Leasehold Mortgage unless (A) the consent of the landlord to such Leasehold Mortgaged Property has been received or (B) it would not violate the lease applicable to such Leasehold Mortgage;

          (iii) an opinion of counsel in the state in which each Mortgaged Property and Leasehold Mortgaged Property is located with respect to the enforceability of the form of Mortgage or Leasehold Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Collateral Agent may request, in form and substance reasonably satisfactory to the Collateral Agent; and

          (iv) ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by a title insurer reasonably satisfactory to the Collateral Agent (the "Title Insurance Company"), in an amount reasonably satisfactory to the Collateral Agent with respect to each Mortgaged Property, assuring the Collateral Agent that the applicable Mortgages create valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens which Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and containing such endorsements as shall be reasonably satisfactory to the Collateral Agent and for any other matters that the Collateral Agent may request, and providing affirmative insurance and such reinsurance as the Collateral Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Agents.

     (h) Evidence of Insurance. Receipt by the Agents of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as sole loss payee on behalf of the Lenders.

     (i) Material Adverse Effect. There shall not have occurred a change since January 28, 1996 that has had or could reasonably be expected to have a Material Adverse Effect (other than one-time restructuring charges taken not later than the second fiscal quarter of 1996 and not to exceed an aggregate amount of $55 million).

     (j) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party or any of their Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

     (k) Officer's Certificates. The Agents shall have received a certificate or certificates executed by the chief financial officer of the Borrower on behalf of the Borrower as of the Effective Date stating that (i) the Borrower and each of the Borrower's Subsidiaries are in compliance with all existing material financial obligations, (ii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to effect the Borrower, any of the Borrower's Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information delivered pursuant to Section 5.1(c) were prepared in good faith and using reasonable assumptions and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (A) the Borrower and each of the Borrower's Subsidiaries is Solvent, (B) no Default or Event of Default exists,
(C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance with each of the financial covenants set forth in
Section 7.2.

     (l) Fees and Expenses. Payment by the Credit Parties of (i) an upfront fee of .25% of the Revolving Loan Commitment to be shared pro rata among the Lenders and (ii) all other fees and expenses owed by them to the Lenders and the Agents, including, without limitation, payment to the Agents of the fees set forth in the Fee Letter.

     (m) Borrowing Base Report. A Borrowing Base Report in the form of Exhibit 7.1(c), dated as of April 30, 1996.

     (n) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower and its Subsidiaries.

     5.2 Conditions to All Extensions of Credit. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

     (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2;

     (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

     (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

     (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect; and

     (e) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not exceed the lesser of (i) the Revolving Commitment Amount and (ii) the Borrowing Base Assets.

     The delivery of each Notice of Borrowing and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     The Credit Parties hereby represent to the Agents and each Lender that:

     6.1 Financial Condition. The financial statements delivered to the Lenders pursuant to Section 5.1(c) and Section 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated and consolidating (as applicable) financial condition, results of operations and cash flows of the Credit Parties and their Subsidiaries as of such date and for such periods. Since January 28, 1996, there has been no sale, transfer or other disposition by any Credit Party or any of their Subsidiaries of any material part of the business or property of the Credit Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Credit Parties, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent.

     6.2 No Material Change. (a) Since January 28, 1996, there has been no development or event relating to or affecting a Credit Party or any of their Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect (other than one-time restructuring charges taken not later than the second fiscal quarter of 1996 and not to exceed an aggregate amount of $55 million) and (b) from and after the Closing Date, except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in a Credit Party or any of its Subsidiaries nor has any of the capital stock or other equity interest in a Credit Party been redeemed, retired, purchased or otherwise acquired for value.

     6.3 Organization and Good Standing. Each Credit Party (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.4 Due Authorization. Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

     6.5 No Conflicts. Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

     6.6 Consents. Except for consents, approvals and authorizations which have been obtained, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

     6.7 Enforceable Obligations. This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

     6.8 No Default. No Credit Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.9 Ownership. Each Credit Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.10 Indebtedness. The Credit Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

     6.11 Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, the Borrower or any of its Subsidiaries which could have or might be reasonably expected to have a Material Adverse Effect. The Borrower has provided on Schedule 6.11 a complete description of all litigation currently existing although the Borrower hereby represents to the Lenders that none of such litigation could have or be reasonably expected to have a Material Adverse Effect.

     6.12 Taxes. Each Credit Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or
(ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it.

     6.13 Compliance with Law. Each Credit Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

     6.14 ERISA. Except as would not result or be reasonably expected to result in a Material Adverse Effect:

     (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

     (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

     (c) Neither the Borrower, nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or is reasonably likely to subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
     Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

     (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and its Subsidiaries and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FASB 106.

     (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

     6.15 Subsidiaries. Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party. Information on Schedule 6.15 includes jurisdiction of incorporation, the number of shares of each class of capital stock or other equity interests outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding capital stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, neither any Credit Party nor any Subsidiary thereof has outstanding any securities convertible into or exchangeable for its capital stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its capital stock.
Schedule 6.15 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.16 Use of Proceeds; Margin Stock. The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.11. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X, Regulation G or Regulation T. None of the Credit Parties owns any "margin stock".

     6.17 Government Regulation. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party is (a) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (b) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     6.18 Environmental Matters.

     (a) To the best of Borrower's knowledge, except as set forth on Schedule 6.18:

          (i) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Borrower or any of their Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

          (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge that any such notice is being threatened.

          (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Borrower or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

          (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Real
          Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

          (v) There has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses.

          (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

          (vii) No Credit Party has assumed any liability of any Person (other than another Credit Party) under any Environmental Law.

     (b) The Borrower has adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

     6.19 Intellectual Property. Each Credit Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.19 is a list of all Intellectual Property owned by each Credit Party or that any Credit Party has the right to use. Except as provided on Schedule 6.19, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by the Borrower or any of their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect. Schedule
6.19 may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.20 Solvency. Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

     6.21 Investments. All Investments of each Credit Party are either Permitted Investments or otherwise permitted by the terms of this Credit Agreement.

     6.22 Location of Collateral. Set forth on Schedule 6.22(a) is a list of all Real Properties (and whether such property is a Mortgaged Property or a Leasehold Mortgaged Property) with street address, county and state where located, and in the case of each Leasehold Mortgaged Property, the name of the lessor and lessee, the amount of the annual rent and the expiration date of the leasehold interest. Set forth on Schedule 6.22(b) is a list of all locations where any personal property of a Credit Party is located, including county and state where located. Set forth on Schedule 6.22(c) is the chief executive office and principal place of business of each Credit Party. Schedule 6.22(a), 6.22(b) and 6.22(c) may be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

     6.23 Disclosure. Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.24 Licenses, etc. The Credit Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain same would not have a Material Adverse Effect.

     6.25 No Burdensome Restrictions. No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

     6.26 Collateral Documents. The Collateral Documents create valid security interests in, and first mortgage Liens on, the Collateral purported to be covered thereby, which security interests and mortgage Liens are and will remain perfected security interests and mortgage Liens, prior to all other Liens other than Permitted Liens. Each of the representations and warranties made by the Borrower and its Subsidiaries in the Collateral Documents is true and correct in all material respects.

     6.27 Leases. Each of the leases corresponding to the Leasehold Mortgaged Properties set forth on Schedule 6.22(a) is in full force and effect, and is enforceable in accordance with its terms.


                                  SECTION 7

                              AFFIRMATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     7.1 Information Covenants. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agents and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower, (i) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for (A) the corresponding period of the preceding fiscal year and (B) management's proposed budget for such period, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and (ii) a management discussion and analysis of operating results for such fiscal quarter.

          (c) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each month of the Borrower,
          (i) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries as at the end of such month together with related consolidated statements of operations and retained earnings and of cash flows for such month in each case setting forth in comparative form consolidated figures for (A) the corresponding period of the preceding fiscal year and (B) management's proposed budget for such period, and all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agents, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, (ii) a Borrowing Base Report, as of the end of the immediately preceding month substantially in the form of Exhibit 7.1(c) and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof and (iii) financial data on a store by store basis in a form similar to such data delivered pursuant to the Existing Credit Agreement.

          (d) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit 7.1(d), (i) demonstrating compliance with Sections 8.1(f), 8.5, 8.6 and 8.7 and with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating compliance with the restrictions on the amount of Capital Expenditures set forth in Section 8.14 and (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

          (e) Annual Business Plan and Budgets. Within 30 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis containing, among other things, pro forma financial statements for the next two fiscal years.

          (f) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower containing information regarding the amount of any Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

          (g) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

          (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of the Borrower or any of its Subsidiaries.

          (i) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders generally or to a holder of the Subordinated Debt in its capacity as such a holder and (b) upon the written request of an Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (j) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to a the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (ii) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

          (k) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, Borrower will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrowers or any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (l) Environmental.

               (i) Subsequent to a notice from any Governmental Authority that would reasonably cause concern or during the existence of an Event of Default, and upon the written request of an Agent, the

               Borrower will furnish or cause to be furnished to the Administrative Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Agents as to the nature and extent of the presence of any Hazardous Materials on any property owned, leased or operated by a Credit Party and as to the compliance by the Credit Parties with Environmental Laws. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agents may arrange for same, and the Borrower hereby grants to the Agents and their representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agents pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

               (ii) Each Credit Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any real property owned or leased by a Credit Party to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such real property to the extent any failure would have or be reasonably expected to have a Material Adverse Effect.

          (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as an Agent may reasonably request, including, without limitation, appraisals on personal property.

     7.2 Financial Covenants.

          (a) Cash Flow Coverage Ratio. The Cash Flow Coverage Ratio, as of the end of each fiscal quarter for the twelve month period ending on such date, shall be greater than or equal to:

               (i) From the Effective  Date to and  including  February 2, 1997,
               1.15 to 1.0; and

               (ii) From February 3, 1997 and thereafter, 1.20 to 1.0.

          (b) Senior Debt to Capitalization Ratio.

               (i) The Senior Debt to Capitalization Ratio, as of the end of the first, second and fourth fiscal quarter of the Borrower of each fiscal year of the Borrower, shall be less than or equal to .55 to 1.0.

               (ii) The Senior Debt to Capitalization Ratio, as of the end of the third fiscal quarter of the Borrower of each fiscal year of the Borrower, shall be less than or equal to .575 to 1.0.

          (c) Net Worth. At all times the Net Worth shall be greater than or equal to the sum of (i) $142,000,000 plus (ii) 75% of Net Income (as calculated at the end of each fiscal quarter of the Borrower on a cumulative basis and without deduction for any losses) plus (iii) all Net Cash Proceeds from an Equity Issuance.

          (d) Borrowing Base Assets. At all times the amount of Borrowing Base Assets must be greater than or equal to the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding or if not the Borrower must immediately comply with Section 3.3(b)(i).

     7.3 Preservation of Existence and Franchises. Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as permitted by Section 8.4.

     7.4 Books and Records. Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

     7.5 Compliance with Law. Each of the Credit Parties will comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws).

     7.6 Payment of Taxes and Other Indebtedness. Each of the Credit Parties will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

     7.7 Insurance. Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall have the Administrative Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Administrative Agent, on behalf of the Lenders, as loss payee.

In the event there occurs any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; provided, however, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (a) is desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise is in the best interest of such Credit Party and (b) would not materially impair the rights and benefits of the Agents or the Lenders under this Credit Agreement or any other Credit Document. In the event a Credit Party shall receive any insurance proceeds, as a result of any loss, damage or destruction, in a net amount in excess of $1,000,000, such Credit Party will immediately pay over such proceeds to the Administrative Agent as cash collateral for the Credit Party Obligations. The Administrative Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed if (A) within 15 days from the date the Administrative Agent receives such insurance proceeds, the Administrative Agent has received written application for such release from such Credit Party together with evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition (or by Collateral having a value at least equal to the condition of the asset subject to the loss, damage or destruction) immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) on the date of such release no Default or Event of Default exists. If the conditions in the preceding sentence are not met, the Administrative Agent shall, on the first Business Day subsequent to the date 30 days after it received such insurance proceeds, apply such insurance proceeds as a mandatory prepayment of the Credit Party Obligations for application in accordance with the terms of Section 3.3(b)(ii) and Section 3.3(c). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

The present insurance coverage of the Borrower and its Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.7, as Schedule 7.7 may be amended from time to time by written notice to the Administrative Agent.

     7.8 Maintenance of Property. Each of the Credit Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted (subject to damage by casualties), and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.9 Performance of Obligations. Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

     7.10 Collateral.  If,  subsequent to the Closing Date, a Credit Party shall
(a) acquire or lease any real property or (b) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall immediately notify the Collateral Agent of same. Each Credit Party shall take such action (including, but not limited to, the actions set forth in Sections 5.1(g) and (h)), as requested by the Collateral Agent and at its own expense, to ensure that the Lenders have a first priority perfected Lien in all owned real property (and in such leased real property as reasonably requested by the Collateral Agent or the Required Lenders) and all personal property of the Credit Parties (whether now owned or hereafter acquired), subject only to Permitted Liens. Each Credit Party shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

     7.11 Use of Proceeds. The Credit Parties will use the proceeds of the Loans solely (a) to refinance the outstanding principal balance of the Existing Credit Agreement and the Existing TROL, (b) to pay related fees and expenses in connection with the foregoing, (c) to provide working capital, (d) to make Capital Expenditures and (e) for general corporate purposes. The Credit Parties will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

     7.12 Audits/Inspections. Upon reasonable notice and during normal business hours and in a manner than will not unreasonably interfere with its business operations, each Credit Party will permit representatives appointed by an Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit an Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, including, without limitation, the performance of collateral valuation reviews from time to time to assess the composition of the Borrowing Base Assets, and to discuss all such matters with the officers, employees and representatives of the Credit Parties.

     7.13 Additional Credit Parties. At the time any Person becomes a Subsidiary of a Credit Party, the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as Exhibit 7.13, (b) cause all of the capital stock of such Person to be delivered to the Collateral Agent (together with undated stock powers signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, (c) pledge all of its assets to the Lenders pursuant to a security agreement in substantially the form of the Security Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, (d) if such Person has any Subsidiaries, (i) deliver all of the capital stock of such Subsidiaries (together with undated stock powers signed in blank) to the Collateral Agent and (ii) execute a pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, (e) if such Person owns or leases any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, collateral assignments of leaseholds or other appropriate real estate collateral documentation in a form substantially similar to the Mortgages or the Leasehold Mortgages, as the case may be, with appropriate covenants as necessary and (f) deliver such other documentation as the Administrative Agent or Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agents.

     7.14 Interest Rate Protection Agreements. The Borrower shall, within 30 days of the Closing Date, enter into, and maintain until the Revolving Loan Maturity Date, interest rate protection agreements, in form and substance (including, without limitation, the level thereof) reasonably acceptable to the Agents, protecting against fluctuations in interest rates, for a period expiring no earlier than the Revolving Loan Maturity Date and in a notional amount of at least $50 million.

     7.15 Further Assurances Regarding Collateral. As soon as practicable but no later than 90 days after the Closing Date, the Agents shall receive, in form and substance acceptable to the Agents:

     (a) Environmental Reports. Environmental assessment reports and related documents with respect to all Mortgaged Properties.

     (b) Landlord Consents.  In the case of each Leasehold  Mortgaged  Property,
     (A) such estoppel letters, consents and waivers from the landlords of such real property as may be reasonably required by the Collateral Agent, which estoppel letters shall be in form and substance reasonably satisfactory to the Collateral Agent and (B) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Collateral Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, so as to enable the Leasehold Mortgage encumbering such leasehold interest to effectively create a valid and enforceable lien (subject only to Permitted Liens) on such leasehold interest in favor of the Collateral Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders; provided that failure to timely provide the above shall not constitute a Default or Event of Default but the result shall be that any equipment or inventory located at a Leasehold Mortgage Property for which the above is not obtained shall cease to be "Eligible Equipment" or "Eligible Inventory" as set forth in such definitions.

     (c) Surveys. Maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Collateral Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Collateral Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map.

     (d) Flood Certificates. Certification from a registered engineer or land surveyor or other evidence reasonably acceptable to the Collateral Agent that none of the improvements on the Mortgaged Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Mortgaged Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount reasonably satisfactory to the Collateral Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee.

     (e)  Valuations.  A  real  estate  valuation  for  each  of  the  Mortgaged
     Properties.


                                    SECTION 8

                               NEGATIVE COVENANTS

     Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     8.1 Indebtedness. No Credit Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) the Subordinated Debt;

          (c) Indebtedness existing as of the Closing Date (other than the Subordinated Debt) as referenced in Section 6.10 (and renewals, refinancings or extensions thereof on terms and conditions no more favorable, in the aggregate, to such Person than such existing
          Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

          (d) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bona fide dispute;

          (e) Indebtedness owing by one Credit Party to another Credit Party;

          (f) purchase money Indebtedness (including Capital Leases) incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $7,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection (c) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and

          (g) Indebtedness arising from obligations of the Credit Parties evidenced by the interest rate protection agreements referred to in
          Section 7.14.

     8.2 Liens. No Credit Party will, nor will it permit its Subsidiaries to contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

     8.3 Nature of Business. No Credit Party will alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

     8.4 Consolidation and Merger. No Credit Party will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, any Credit Party may be merged or consolidated with or into the Borrower or any other Credit Party if (a) such transaction is between the Borrower and another Credit Party, the Borrower is the continuing or surviving corporation; (b) the Administrative Agent is given prior written notice of such action, and the Credit Parties execute and deliver such documents, instruments and certificates as the Collateral Agent may request in order to maintain the perfection and priority of the Liens on the assets of the Credit Parties; and (c) after giving effect thereto no Default or Event of Default exists; and provided further that the Borrower may merge into a Florida corporation (the "New Borrower") if simultaneously with such merger the Borrower delivers to the Administrative Agent: (i) evidence that the merger of Sports & Recreation, Inc. into the New Borrower has been consummated and filed with the Secretary of State of Florida, (ii) an Assumption Agreement, in a form reasonably acceptable to the Agents, duly executed by the New Borrower, (iii) new Revolving Loan Notes in favor of each Lender duly executed by the New Borrower, (iv) an Amended and Restated Security Agreement and an Amended and Restated Pledge Agreement duly executed by the New Borrower and the other Credit Parties, (v) duly executed amendments to the Mortgage Documents, together with updates to title policies as necessary and appropriate, (vi) duly executed amendments to all UCC financing statements as necessary and appropriate, (vii) new stock certificates and stock powers as necessary and appropriate, (viii) such corporate documentation of the New Borrower as necessary and appropriate and similar to that set forth in Section 5.1(b) for the Borrower, (ix) an opinion of counsel of the New Borrower and the other Credit Parties, in form and substance reasonably acceptable to the Agents and (x) all other documents, agreements and instruments as reasonably requested by the Agents.

     8.5 Sale or Lease of Assets.  No Credit  Party will  convey,  sell,  lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrower) of any or all of its assets to the Borrower or to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets (including inventory) no longer used or useful in its business, not to exceed, in the aggregate, a book value of $36,000,000 during the term of this Credit Agreement; (d) (i) the sale of unimproved real estate and (ii) the sale of existing stores (together with related fixtures but not including inventory) not to exceed, in the aggregate, a book value of $24,000,000 during the term of this Credit Agreement; provided that any sale of assets pursuant to this Section 8.5(d) shall be subject to the following conditions: (A) the Borrower shall give the Agents at least 10 days' prior written notice of such sale, which notice shall, among other things, specify the aggregate purchase price therefore, (B) at least 75% of the consideration paid in connection therewith shall consist of cash (excluding as cash any amounts held in reserve for adjustments, whether for indemnification or otherwise), (C) all non-cash consideration received in connection with such sale must be pledged to the Collateral Agent, for the benefit of the Lenders, pursuant to documentation reasonably requested by the Collateral Agent, and any proceeds received from such non-cash consideration shall be paid to the Lenders when received in accordance with Section 3.3(b) and
(c), (D) the Net Cash Proceeds received in such sale are paid to the Lenders in accordance with Section 3.3 and (E) all such sales must be for fair market value; (e) the issuance of capital stock if the proceeds are forwarded in accordance with Section 3.3(b) and (c); (f) the transfer of assets which constitute a Permitted Investment; or (g) transfers permitted by Section 8.6.

     Upon a sale of assets permitted by this Section 8.5, the Collateral Agent shall promptly deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets, including, without limitation, amendments or terminations of UCC financing statements.

     8.6 Sale Leasebacks. No Credit Party will directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Credit Party has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (b) which such Credit Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Credit Party to any Person in connection with such lease; provided, however, that the Credit Parties may enter into such transactions (i) with respect to real property, in an aggregate amount of up to $50,000,000 in sales proceeds during the term of this Credit Agreement and (ii) with respect to personal property, in an aggregate amount of up to $5,000,000 in sales proceeds during the term of this Credit Agreement, if (I), in either case, (A) after giving pro forma effect to any such transaction the Borrower shall be in compliance with all other provisions of this Credit Agreement, including Sections 7.2, 8.1 and 8.2 and (B) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property and (II) in connection with subclause (i), the Net Cash Proceeds are forwarded to the Administrative Agent as set forth in Section 3.3(b) and (c).

     8.7 Advances, Investments and Loans. No Credit Party will make any Investments except for Permitted Investments.

     8.8 Dividends. No Credit Party will directly or indirectly, (a) declare or pay any dividends or make any other distribution upon any shares of its capital stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares; provided that any Subsidiary of the Borrower may pay dividends to the Borrower.

     8.9 Transactions with Affiliates. Except for loans to employees as permitted by Section 8.7, no Credit Party will enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

     8.10 Fiscal Year; Organizational Documents. No Credit Party will (a) change its fiscal year or (b) change its articles or certificate of incorporation or its bylaws if such change would have or be reasonably expected to have a Material Adverse Effect.

     8.11 Subordinated Debt. No Credit Party will (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, or (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt. The Subordinated Debt shall not be amended or modified in any manner without the prior written consent of the Required Lenders.

     8.12 Limitations. No Credit Party will directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) pay any Indebtedness owed to the Borrower or any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment or net worth provisions in any lease governing a leasehold interest, (ii) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, and (iii) this Credit Agreement and the other Credit Documents.

     8.13 Negative Pledges. No Credit Party will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

     8.14 Capital Expenditures. The Credit Parties shall not make Capital Expenditures in cash that would exceed, in the aggregate (a) $16 million during the fiscal year of the Borrower ending February 2, 1997 and (b) $10 million during the fiscal year of the Borrower ending February 1, 1998; it being understood that for the purposes of this Section 8.14 "Capital Expenditures in cash" shall mean all Capital Expenditures other than (i) those financed as permitted under Section 8.1 and (ii) Capital Expenditures related to the termination of the Existing TROL.

                                    SECTION 9

                                EVENTS OF DEFAULT

     9.1 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c) Covenants. Any Credit Party shall:

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.5, 7.6, 7.7, 7.10, 7.11, 7.12, 7.13, 7.14 or 8.1 through 8.14 inclusive;
               or

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by an Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 20 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by an Agent.

          (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 20 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, or (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Agents and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

          (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party hereafter or any provision thereof shall cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

          (f) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against the Borrower or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

          (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $500,000, including, without limitation, the Subordinated Debt (i) a Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

          (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Credit Parties involving a liability of $500,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or
          (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 20 days.

          (i) ERISA. The occurrence of any of the following events or conditions: (A) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (B) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (C) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (D) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

          (j) Ownership. There shall occur a Change of Control.

          (k) Subordinated Debt. (i) Any holder of the Subordinated Debt alleges, or any Governmental Authority with applicable jurisdiction determines that the Lenders are not holders of Senior Indebtedness (as defined in the Indenture) or (ii) the subordination provisions creating the Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt.

     9.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agents or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     9.3 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by an Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agents in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agents with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

               SECOND, to payment of any fees owed to an Agent or a Issuing Lender;

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

               FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

               FIFTH, to the payment of the outstanding principal amount of the Loans and unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding LOC Obligations and to any principal amounts outstanding under Hedging Agreements, pro rata, as set forth below;

               SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

               SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and obligations under Hedging Agreements held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and obligations under Hedging Agreements) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 9.3.

                                   SECTION 10

                                AGENCY PROVISIONS

     10.1 Appointment. Each Lender hereby designates and appoints Barnett Bank of Tampa as Administrative Agent and Collateral Agent and NationsBank, N.A. (South) as Documentation Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section are solely for the benefit of the Agents and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

     10.2 Delegation of Duties. An Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions. Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

     10.4 Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). The Agents may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with
Section 11.3(b). The Agents shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default. An Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents, NationsBanc Capital Markets, Inc. ("NCMI") nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents, NCMI or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents or NCMI to any Lender. Each Lender represents to the Agents and NCMI that it has, independently and without reliance upon the Agents or NCMI or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents, NCMI or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents and NCMI shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents, NCMI or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time

(including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

     10.8 Agents in Their Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     10.9 Successor Agent. Any Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS

     11.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 Benefit of Agreement.

          (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

          (b) Assignments. Each Lender may, with the prior written consent of the Borrower and the Agents (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of
          Exhibit 11.3 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement together with a transfer fee of $5,000 payable to the Administrative Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

          By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agents to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

     11.4 No Waiver; Remedies Cumulative. No failure or delay on the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Agents or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses; Indemnification. The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agents and NationsBanc Capital Markets, Inc. ("NCMI") in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agents and the fees and expenses of counsel for the Agents in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party of any of its Subsidiaries and (b) indemnify each Agent, NCMI and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent, NCMI or Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes or Florida Taxes.

     11.6 Amendments, Waivers and Consents. Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

          (a) extend the final maturity of any Loan or any portion thereof or postpone any other date fixed for any payment of principal;

          (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

          (c) reduce or waive the principal amount of any Loan;

          (d) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

          (e) release all or substantially all of the Collateral securing the Credit Party Obligations hereunder (provided that the Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with
          Section 8.5);

          (f) release the Borrower or any of the other Credit Parties from its obligations under the Credit Documents;

          (g) amend, modify or waive any provision of this Section or Section 3.4(a), 3.4(b)(i), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14,
          9.1(a), 11.2, 11.3 or 11.5;

          (h) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

          (i) consent to the assignment or transfer by the Borrower or of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted under Section 8.4; or

          (j) modify or amend the definition of the term "Borrowing Base Assets" in Section 1.1 in a manner that would (i) increase the percentage as to Eligible Inventory above 65%, (ii) increase the percentage as to Eligible Real Estate above 75% or (iii) increase the percentage as to Eligible Equipment in any amount.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     11.7 Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

     11.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Defaulting Lender. Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section
11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

     11.10 Survival of Indemnification and Representations and Warranties. All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

     11.11 Governing Law; Jurisdiction.

          (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of Florida (including the Hillsborough County, Florida Circuit Court) or of the United States for the Middle District of Florida, Tampa division and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this
          Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     11.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.13 Time. All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

     11.14 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.15 Entirety. This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.16 Binding Effect. This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agents, and the Agents shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agents and each Lender and their respective successors and assigns.

     11.17 Confidentiality. Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.12 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law,
(b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this
Section 11.17.